EXHIBIT 99.1
FOR RELEASE ON FEBRUARY 19, 2010 at 7:30 a.m. ET

CONTACT:	Dan Behrendt
Chief Financial Officer
TASER International, Inc.
(480) 905-2000
TASER International Reports Record Revenue of $104 Million for 2009
Revenues Increase 12.3% Over Prior Year
SCOTTSDALE, Ariz., February 19, 2010 — TASER International, Inc. (NASDAQ: TASR), today announced financial results for fourth quarter and year ended December 31, 2009.
Q4 and 2009 Financial Summary:
•	A record $104.3 million in net sales was achieved during 2009, an increase of $11.4 million or 12.3% over 2008, driven primarily by growth in international and Federal sales.

•
Adjusted revenues(1) for Q4 2009 were $31.0 million, an increase of $4.6 million, or 17.6% when compared to Q4 2008. On a GAAP basis, net sales in Q4 2009 were $34.5 million, compared to $26.4 million in Q4 2008. Adjusted revenues exclude the impact of a $3.5 million revenue deferral related to the TASER® X26 to X3 trade-in credit program, the balance of which was recognized as revenue — either when the trade-in occurred, or following the expiration of the offer on December 31, 2009.

•
Adjusted gross margin declined to 59.0% in Q4 2009, compared to 63.4% in Q4 2008. On a GAAP basis, gross margin for Q4 2009 was 63.1%, compared to 63.4% in Q4 2008. The decline is attributed to a less favorable product sales mix and general economic conditions, and does not reflect the impact of the X26 to X3 trade-in credit program.

•
Sales, General and Administrative (SG&A) expenses in Q4 2009 decreased 10.5% to $9.8 million — a $1.1million drop when compared to Q4 2008. Sequentially, SG&A expenses decreased by $1.6 million from Q3 2009, or 14.3% — a result of tighter cost control measures.

•
Research & Development (R&D) expenses increased $0.3 million to $4.8 million in Q4 2009, a rise of 6.7% from Q3 2008. R&D costs declined 28.6% from Q3 to Q4 2009, or $1.9 million. The Company expects R&D costs to remain flat going forward from Q4 2009, resulting in a reduction year-on-year.

•
Adjusted operating income, which excludes the impact of the X26 to X3 trade-in revenue deferral, stock-based compensation charges, depreciation and amortization, and litigation judgment expense, was $6.2 million for Q4 2009, a 102% increase over $3.1 million in Q4 2008. GAAP income from operations was $7.2 million for Q4 2009 compared to $6.6 million for Q4 2008.

•	Net income for Q4 2009 was $4.6 million, while net income per share on a basic and diluted basis was $0.07.

•
The Company generated $10.1 million in cash from operating activities in 2009, $4.7 million in Q4 2009. Ending cash and cash equivalents were $45.5 million for the year, and the company maintained no debt on its balance sheet.

(1)
The Company recognized $3.5 million of deferred revenue in Q4 2009, all related to the trade-in program allowing agencies to upgrade to the TASER X3. As required by applicable accounting principles, the Company deferred $3.5 million of revenue in the Q3 2009 until the respective trade-in occurred, or the expiration of the trade-in program on December 31, 2009. This temporary deferral significantly increases GAAP reported net sales for Q4 2009 when compared to non-GAAP adjusted revenue for product shipments. In order to simplify comparison to prior periods, the Company will discuss both its GAAP and adjusted (non-GAAP) results — assuming the revenue was not deferred from the prior quarter when devices actually shipped.

Significant events in the fourth quarter of 2009 include the following:
1.
New Zealand Police purchased 777 TASER X26 ECDs and TASER CAM devices, and became the first national police force to establish EVIDENCE.COM as their standard platform for secure management of all TASER dataport and TASER CAM data. Beginning in the first quarter of 2010, TASER will provide service and support for New Zealand’s deployment of EVIDENCE.COM for a minimum of three years.

2.
The Company experienced an improvement in domestic law enforcement business driven by significant orders from police departments including; Philadelphia Police Department, PA; Chicago Police Department, IL; Cleveland Division of Police, OH; and the DeKalb County Police Department, GA.

3.
International sales represented 17% of net sales and 19% of adjusted revenues for Q4 2009. Significant shipments during Q4 2009 included follow-on orders from Australia, New Zealand and Brazil. This excludes the impact of revenue deferred for GAAP purposes relating to the X26 to X3 trade-in program.

4.
Federal and military sales increased significantly during Q4 2009, partly due to the first order of 2,500 TASER X26 ECD’s and related accessories shipped under an indefinite delivery/indefinite quantity (IDIQ) contract from the United States Army Garrison Rock Island Arsenal. In addition, The United States Marshals Service ordered 443 X26 ECDs.

5.
The company’s highly automated cartridge assembly line came online and is fully operational. The state-of-the-art system will be featured in an upcoming segment of Discovery Channel’s “Factory Made” series. Key facts:

•	System produces one cartridge every 3.5 seconds (Total Annual Capacity > 6 million cartridges)

•	Production yields: Over 99.5% (scrap < 0.5%)

•	System cost: Approx. $8.9 million
6.
New Jersey’s Attorney General approved a supplemental use of force policy which allows law enforcement officers in New Jersey to use electronic stun devices in limited circumstances involving emotionally disturbed individuals. The policy also limits the number of patrol officers per agency who carry electronic control devices. Until now, New Jersey was the only state to prohibit the use of ECDs and stun devices by law enforcement.

7.	Six (6) product liability suits were dismissed during Q4 2009, bringing the total wrongful-death or injury suits dismissed or judgment entered in favor of the Company to one hundred two (102).
“Our people delivered record revenues in the toughest economic environment of our lifetimes,” said Rick Smith, Co-founder and CEO of TASER, International. “On top of the challenging economic climate, we completed some very ambitious internal initiatives — including implementing a highly-automated cartridge production line, launching the next generation ECD — the X3, and launching field trials of our powerful end-to-end digital evidence collection and management solution — AXON and EVIDENCE.COM.”
The Company will host its fourth quarter 2009 earnings conference call on Friday, February 19, 2010 at 10:00 a.m. ET. For the first time, the conference call is available via video web cast and can be accessed on the “Investor Relations” page at www.TASER.com. To access the audio teleconference, please dial: 1-866-543-6405 or 1-617-213-8897 for international callers. The pass code is 87985280 for both numbers.

Non-GAAP Measures
To supplement the Company’s Statements of Operations presented in accordance with GAAP, we are presenting non-GAAP measures of certain components of financial performance. We have presented these measures for our investors to be better able to compare our current results with those of previous periods and have shown a reconciliation of GAAP to the non-GAAP financial measures in the tables at the end of this release. These non-GAAP measures include: (1) for adjusted revenue and adjusted gross margin, the impact of sales that were made during the third quarter pursuant to our X26 to X3 trade-in credit program that for GAAP purposes the resulting revenues were deferred until the sooner of when the offer is redeemed or the trade-in upgrade period expires, which will be no later than December 31, 2009 (“deferred sales”) and (2) for income (loss) from operations, the impact of deferred sales, non-cash stock-based compensation expense, depreciation and amortization and litigation judgment expense. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our “recurring core business operating results,” meaning our operating performance excluding non-cash charges, such as stock-based compensation, depreciation and amortization and other discrete charges that are infrequent in nature. Additionally, because the temporary non-cash revenue deferral for the X26 to X3 trade-in credit program significantly reduces GAAP reported net sales as compared to adjusted revenue for product shipments, and whereas all the product costs associated with the sale were recognized at the time of delivery to the customer, the presentation of adjusted results assuming this revenue was not deferred simplifies the comparison to prior periods. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity.
Caution on Use of Non-GAAP Measures
As noted previously, these non-GAAP financial measures are not consistent with GAAP because they do not reflect the deferral of revenue and the impact of other non-cash charges.
Management believes investors will benefit from greater transparency in referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:
•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;
•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;
•	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures; and
•
these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles.

Further, these non-GAAP financial measures may be unique to the Company, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.
A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears at the end of this press release.
About TASER International, Inc.
TASER International, Inc., is the global leader in the development of technologies that Protect Life. More than 15,000 public safety agencies protect and serve in more than 40 countries with TASER technology. TASER innovations benefit individuals and families too; providing personal protection and accountability while maintaining regard for life. TASER is committed to bringing advanced solutions to market, like TASER AXON™ and EVIDENCE.COM — powerful evidence capturing and management platforms. Learn more about TASER International and its products at www.TASER.com or by calling (800) 978-2737.
Note to Investors
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Such forward-looking statements relate to: expected revenue and earnings growth; estimations regarding the size of our target markets; successful penetration of the law enforcement market; expansion of product sales to the private security, military and consumer self-defense markets; growth expectations for new and existing accounts; expansion of production capability; new product introductions; product safety and our business model. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements herein.
TASER International assumes no obligation to update the information contained in this press release. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) market acceptance of our products; (2) our ability to establish and expand direct and indirect distribution channels; (3) our ability to attract and retain the endorsement of key opinion-leaders in the law enforcement community; (4) the level of product technology and price competition for our products; (5) the degree and rate of growth of the markets in which we compete and the accompanying demand for our products; (6) risks associated with rapid technological change and new product introductions; (7) competition; (8) litigation including lawsuits resulting from alleged product related injuries and death; (9) media publicity concerning allegations of deaths and injuries occurring after use of the TASER device and the negative effect this publicity could have on our sales; (10) TASER device tests and reports; (11) product quality; (12) implementation of manufacturing automation; (13) potential fluctuations in our quarterly operating results; (14) financial and budgetary constraints of prospects and customers; (15) potential delays in international and domestics orders; (16) dependence upon sole and limited source suppliers; (17) negative reports concerning the TASER device; (18) fluctuations in component pricing; (19) government regulations and inquiries; (20) dependence upon key employees and our ability to retain employees; (21) execution and implementation risks of new technology; (22) ramping manufacturing production to meet demand; (23) medical and safety studies; (24) field test results; and (25) other factors detailed in our filings with the Securities and Exchange Commission, including, without limitation, those factors detailed in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
For investor relations information please contact Katie Pyra by phone at 480-515-6330 or via email at IR@TASER.com, or Dan Behrendt, Chief Financial Officer of TASER International, Inc., 480-905-2002.
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TASER International, Inc.
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended
	December 31, 2009	December 31, 2008

Net Sales	$34,502,925	$26,398,218

Cost of Products Sold:
Direct manufacturing expense	9,497,083	6,878,559
Indirect manufacturing expense	3,238,863	2,778,058

Total Cost of Products Sold	12,735,946	9,656,617

Gross Margin	21,766,979	16,741,601

Sales, general and administrative expenses	9,789,544	10,935,025
Research and development expenses	4,753,947	4,455,438
Litigation Judgment Expense	—	(5,200,000)

Income from operations	7,223,488	6,551,138

Interest and other income, net	8,502	225,519

Income before provision for income taxes	7,231,990	6,776,657
Provision for income taxes	2,588,438	2,990,844

Net income	$4,643,552	$3,785,813

Income per common and common equivalent shares
Basic	$0.07	$0.06
Diluted	$0.07	$0.06

Weighted average number of common and common equivalent shares outstanding
Basic	62,006,804	61,752,451
Diluted	63,262,151	63,244,534

TASER International, Inc.
Consolidated Statements of Operations
(Unaudited)

	For the Twelve Months Ended
	December 31, 2009	December 31, 2008

Net Sales	$104,251,560	$92,845,490

Cost of Products Sold:
Direct manufacturing expense	29,578,304	26,756,080
Indirect manufacturing expense	11,270,847	9,085,183

Total Cost of Products Sold	40,849,151	35,841,263

Gross Margin	63,402,409	57,004,227

Sales, general and administrative expenses	43,479,232	38,860,729
Research and development expenses	20,002,351	12,918,161

Income (Loss) from operations	(79,174)	5,225,337

Interest and other income, net	170,547	1,717,967

Income before provision (benefit) for income taxes	91,373	6,943,304
Provision (benefit) for income taxes	(185,000)	3,306,263

Net Income	$276,373	$3,637,041

Loss per common and common equivalent shares
Basic	$0.00	$0.06
Diluted	$0.00	$0.06

Weighted average number of common and common equivalent shares outstanding
Basic	61,920,094	62,371,004
Diluted	63,272,168	64,070,869

TASER International, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008

GAAP net sales	$34,502,925	$26,398,218	$104,251,560	$92,845,490
Trade-in program revenue deferral	(3,465,650)	—	—	—

Adjusted revenues	$31,037,275	$26,398,218	$104,251,560	$92,845,490

GAAP gross margin	$21,766,979	$16,741,601	$63,402,409	$57,004,227
Trade-in program revenue deferral	(3,465,650)	—	—	—

Adjusted gross margin	$18,301,329	$16,741,601	$63,402,409	$57,004,227

GAAP income (loss) from operations	$7,223,488	$6,551,138	$(79,174)	$5,225,337
Trade-in program revenue deferral	(3,465,650)	—	—	—
Stock-based compensation expense (a)	1,206,656	1,027,769	4,988,837	2,423,885
Depreciation and amortization	1,226,142	692,246	3,634,412	2,637,772
Litigation judgment expense	—	(5,200,000)	—	—

Adjusted operating income	$6,190,636	$3,071,153	$8,544,075	$10,286,994

a) Results include stock-based compensation as follows:

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008

Cost of Products Sold	$88,726	$75,126	$349,243	$257,964
Sales, general and administrative expenses	777,558	620,393	3,218,736	1,552,411
Research and development expenses	340,372	332,250	1,420,858	613,510

	$1,206,656	$1,027,769	$4,988,837	$2,423,885

TASER International, Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31, 2009	December 31, 2008
ASSETS
Current Assets
Cash and cash equivalents	$45,505,049	$46,880,435
Short-term investments	—	2,498,998
Accounts receivable, net	15,384,993	16,793,553
Inventory	15,085,750	13,467,117
Prepaids and other assets	1,248,834	2,528,539
Current deferred income tax assets, net	9,430,072	9,430,073

Total current assets	86,654,699	91,598,715

Property and equipment, net	38,673,065	27,128,032
Deferred income tax assets, net	10,473,460	8,826,778
Intangible assets, net	2,765,701	2,447,011
Other long-term assets	104,812	14,970

Total Assets	$138,671,736	$130,015,506

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$6,357,195	$3,856,961
Accrued liabilities	4,252,576	4,275,907
Current deferred revenue	2,819,155	2,510,645
Customer deposits	355,926	312,686

Total Current Liabilities	13,784,851	10,956,199

Deferred revenue, net of current portion	4,675,090	4,840,965
Liability for unrecorded tax benefits	2,264,779	1,692,080

Total Liabilities	20,724,720	17,489,244

Commitments and Contingencies

Stockholders’ Equity
Common stock	642	638
Additional paid-in capital	92,807,506	87,663,129
Treasury stock	(14,708,237)	(14,708,237)
Retained earnings	39,847,105	39,570,732

Total Stockholders’ Equity	117,947,016	112,526,262

Total Liabilities and Stockholders’ Equity	$138,671,736	$130,015,506

TASER International, Inc.
Selected Consolidated Statement of Cash Flows Information
(Unaudited)

	For the Twelve Months Ended
	December 31, 2009	December 31, 2008
Net income	$276,373	$3,637,041
Depreciation and amortization	3,634,412	2,637,772
Stock-based compensation expense	4,988,837	2,423,885
Net cash provided by operating activities	10,148,945	8,118,007
Net cash (used) provided by investing activities	(11,679,874)	8,117,426
Net cash provided (used) by financing activities	155,544	(12,156,459)
Cash and cash equivalents, end of period	$45,505,049	$46,880,435